UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2002

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

3300 East 1st Avenue, Suite 290 Denver, Colorado, USA	80206
(Address of principal executive offices)	(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

KFx Inc. (“KFx” or the “Company”) received $3.65 million through a private placement of common stock and warrants, completed on July 19, 2002, from the same investment group that had previously invested a total of $12 million in KFx common stock on March 28, 2002, April 30, 2002 and July 1, 2002. This private placement was made pursuant to the Third Addendum to the Common Stock and Warrant Purchase Agreement (“Third Addendum”) dated July 19, 2002, which applied the terms of the Common Stock and Warrant Purchase Agreement (“Purchase Agreement”) dated March 28, 2002 to the most recent investment transaction. Pursuant to the Third Addendum, $3,458,992 of the proceeds of this investment was used to make the final payment with respect to the KFx 6% Convertible Debentures due on July 29, 2002 and the remainder will be used for general corporate purposes. In addition the Third Addendum allows, at the option of the investors and anytime prior to July 31, 2003, on the same terms, the investors to have the right to purchase up to an additional $9.35 million of common stock and to receive an equivalent amount of warrants on a pro rata basis.

The terms of the private placement included the sale of 1,460,000 shares of common stock at $2.50 per share and warrants to purchase 3,102,500 shares of common stock at a purchase price of $2.75 per common share, subject to adjustment. As additional consideration for the total investments by the investors, the investors will surrender the warrants previously granted for the purchase of 5,400,000 shares of common stock and will receive new warrants to purchase 10,200,000 shares of common stock at a purchase price of $2.75 per common share subject to adjustment. Pursuant to the Third Amended and Restated Investors’ Rights Agreement, KFx agreed with the investors to file a registration statement with the Securities and Exchange Commission to register all of the common stock and warrants issued as part of this financing by August 16, 2002. If KFx does not file this registration statement by August 16, 2002, then KFx must issue to each investor an additional warrant to acquire the number of shares of common stock equal to 5% of the number of shares of common stock issuable on exercise of the warrants originally issued to each investor. Thereafter, KFx must continue to issue additional warrants at the end of each subsequent 30-day period if the registration statement remains unfiled. These new warrants will have the same terms and conditions as the original warrants issued to the investors. In the event that a registration statement has not been declared effective within thirty days after filing, the Company shall issue additional warrants to purchase shares of common stock equal to 5% of the warrants currently held by the investor for each 30-day period for which the registration statement has not been declared effective.

All of the shares issued as part of this financing are subject to the Third Amended and Restated Put Agreement (“Third Amended Put Agreement”). The Third Amended Put Agreement requires KFx to repurchase these shares at a price of $2.50 per share (subject to adjustment for subsequent dilutive offerings) plus 9% simple interest per year if exercised by the investors. The put option becomes effective upon the earlier of July 31, 2002 or the redemption or conversion of all of KFx’s 6% convertible debentures issued under their indenture dated as of July 25, 1997, between KFx and First Bank National Association, doing business as Colorado National Bank, as trustee. Management believes the terms of the put option, if exercised, provide sufficient time to secure the necessary funding through sales of assets or securities in an orderly manner. If two-thirds or more of the investors exercise their put option and KFx is unable to secure the necessary funding to satisfy these exercised put options within the time provided by the Third Amended Put Agreement, then KFx must transfer its interests in all the shares of common stock and preferred stock of Pegasus to the investors. The put option expires at 11:59 p.m., California time, on December 23, 2002. Until the put option expires, the Company is precluded from issuing, selling, transferring or pledging any of its interest in Pegasus and Pegasus is precluded from transferring any rights with respect to its equity and assets without approval of at least two-thirds of the investors.

Pursuant to the Third Amended and Restated Investors’ Rights Agreement, subject to the First Amended Limited Liability Agreement of K-Fuel LLC, dated as of June 29, 1999, between the Company and Kennecott Alternative Fuels, Inc. (“Kennecott”) (the “K-Fuel Agreement”), the Company agrees to grant a license, through K-Fuel LLC, or cause K-Fuel LLC to grant a license, to one or more of the investors (“Licensees”) (or their affiliates or one or more entities that are formed by one or more of the Holders) to develop future Commercial Projects, and grants to the Licensees the right to participate in any and all Commercial Projects in which the Company or its affiliates participate, in connection with the greater of the (a) construction of one or more Commercial Projects in the United States in which the aggregate production of K-Fuel Products per year from such Commercial Projects allocable to the Licensees based on the Licensees’ pro rata equity ownership interest in such Commercial Projects is not greater than fifty million tons and (b) construction of six Commercial Projects in the United States in which the Licensees (individually or as a group) take an equity interest. Such license will include any and all rights relating to such K-Fuel Technology, including all right to market all K-Fuel Products (as defined in the K-Fuel Agreement) produced by the Commercial Project at market prices, to manage the Commercial Project for reasonable fees, and to supply coal and other related feedstock for any such Commercial Project. Notwithstanding the foregoing, Kennecott shall retain the right to market its share of K-Fuel Product produced by each Commercial Project in which Kennecott has at least a twenty percent equity interest. Licensee shall pay license fees and royalties in connection with such Commercial Projects at the lesser of the rate applicable to a non-Kennecott project under the K-Fuel Agreement or the lowest rate charged by the Company and K-Fuel LLC, in the aggregate, for a non-Kennecott project.

Also, pursuant to the Third Amended and Restated Investors’ Rights Agreement, the Company hereby grants, through K-Fuel LLC, or agrees to cause K-Fuel LLC to grant, to the investors an irrevocable, transferable, exclusive right and license, with the right to grant sublicenses, to develop Commercial Projects and otherwise provide, manufacture, use, employ, practice, distribute, reproduce, disseminate, make, have made, sell, offer to sell, have sold, research, design, develop, market or otherwise exploit any and all rights under the K-Fuel Technology, within India. The exclusive rights and licenses granted under this section shall expire on the seventh anniversary of the Closing Date (as defined in the Third Addendum); provided, however, that such rights and licenses shall be extended for successive seven year terms on the achievement of certain milestones to be negotiated in good faith by the Company and the investors.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits.

Number	Description
10.1	Third Addendum to the Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated July 19, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 24, 2002	KFX INC. (Registrant)

	By:	/s/ PATRICK S. FLAHERTY
Patrick S. Flaherty Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1	Third Addendum to the Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated July 19, 2002.